CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of (the "Company") on Form 10-Q for the six months ending June 30, 2011 and 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Keir MacPherson, Chief Executive Officer of the Company, certify that to my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

WEE-CIG INTERNATIONAL CORPORATION

Date: January 6, 2017	By:	/s/ Keir MacPherson
Keir MacPherson
Chief Executive Officer